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SIONNA THERAPEUTICS, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR COMPENSATION POLICY
The purpose of this Non-Employee Director Compensation Policy (the “Policy”) of Sionna Therapeutics, Inc., a Delaware corporation (the “Company”), is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high-caliber directors who are not employees or officers of the Company or its subsidiaries (“Outside Directors”). This Policy will become effective as of the effective time of the registration statement for the Company’s initial public offering of its equity securities. In furtherance of the purpose stated above, all Outside Directors shall be paid compensation for services provided to the Company as Outside Directors as set forth below:
Cash Retainers
Annual Retainer for Board Membership: $40,000 for general availability and participation in meetings and conference calls of our Board of Directors, to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. No additional compensation will be paid for attending individual meetings of the Board of Directors.
Additional Annual Retainer for Non-Executive Chairperson:     $30,000
Additional Annual Retainers for Committee Membership:
Audit Committee Chairperson:    $20,000
Audit Committee member (other than Chairperson):    $10,000
Compensation Committee Chairperson:    $15,000
Compensation Committee member (other than Chairperson):    $7,500
Nominating and Corporate Governance Committee Chairperson:    $10,000
Nominating and Corporate Governance Committee member (other than Chairperson):    $5,000
Equity Retainers
All grants of equity retainer awards to Outside Directors pursuant to this Policy will be automatic and nondiscretionary and will be made in accordance with the following provisions:
Initial Award: Upon his or her initial election to the Board of Directors, each Outside Director will receive an initial, one-time stock option award (the “Initial Award”) to purchase 34, 680 shares, which shall vest in equal annual installments over three years from the date of grant,

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provided, however, that all vesting shall cease if the director ceases to have a Service Relationship (as defined in the Company’s 2025 Stock Option and Grant Plan, as amended from time to time (the “2025 Plan”)) with the Company, unless the Board of Directors determines that the circumstances warrant continuation of vesting. The Initial Award shall expire ten years from the date of grant, and shall have a per share exercise price equal to the Fair Market Value (as defined in the 2025 Plan) of the Company’s common stock on the date of grant.
Annual Award: On the date of each Annual Meeting of Stockholders of the Company (each, an “Annual Meeting”), each continuing Outside Director, other than a director receiving an Initial Award on the date of such Annual Meeting, will receive an annual stock option award (the “Annual Award”) to purchase 17,340 shares, which shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting; provided, however, that all vesting shall cease if the director ceases to have a Service Relationship with the Company, unless otherwise determined by the Board of Directors. If an Outside Director joins the Board of Directors on a date other than the date of the Annual Meeting, then, at the next Annual Meeting, in lieu of a full Annual Award, such Outside Director will be granted a pro-rata portion of the Annual Award based on the number of full months between such Outside Director’s initial election or appointment and such Annual Meeting (a “Pro-Rated Annual Award”), which shall vest according to the same terms as an Annual Award. Annual Awards and Pro-Rated Annual Awards shall expire ten years from the date of grant, and shall have a per share exercise price equal to the Fair Market Value of the Company’s common stock on the date of grant.
Value: For purposes of this Policy, “Value” means with respect to (i) any stock option award, the grant date fair value of the option (i.e., Black-Scholes Value) determined in accordance with the reasonable assumptions and methodologies employed by the Company for calculating the fair value of options under Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718; and (ii) any award of restricted stock or restricted stock units the product of (A) the average closing market price on the Nasdaq Global Market (or such other market on which the Company’s common stock is then principally listed) of one share of the Company’s common stock over the trailing 20-trading day period ending on the last trading day immediately prior to the grant date and (B) the aggregate number of shares of common stock underlying such award.
Sale Event Acceleration: All outstanding Initial Awards and Annual Awards (including Pro-Rated Annual Grants) held by an Outside Director shall become fully vested, exercisable (if applicable) and nonforfeitable upon a Sale Event (as defined in the 2025 Plan).
Expenses
The Company will reimburse all reasonable out-of-pocket expenses incurred by Outside Directors in attending meetings of the Board of Directors or any committee thereof.
Maximum Annual Compensation

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The aggregate value of all equity compensation and cash compensation paid by the Company to any Outside Director for services as an Outside Director in any calendar year shall not exceed $750,000 (or such other limit as may be set forth in Section 3(b) of the 2025 Plan or any similar provision of a successor plan); provided, however, that in the first calendar year in which an individual becomes an Outside Director, the aggregate value of all equity compensation and cash compensation paid by the Company to such Outside Director for services as an Outside Director shall not exceed $1,000,000 (or such other limit as may be set forth in Section 3(b) of the 2025 Plan or any similar provision of a successor plan). In the event that the Annual Award or Initial Award causes an Outside Director to exceed his or her applicable maximum annual compensation limit, the Annual Award or Initial Award to such Outside Director, as the case may be, shall automatically and with no further action by the Board of Directors be adjusted downwards to the value that is required to remain below the applicable maximum annual compensation limit.
For the purpose of this limitation, the value of any equity compensation shall be its grant date fair value, as determined in accordance with FASB ASC Topic 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

Adopted January 31, 2025, subject to effectiveness of the Company’s Registration Statement on Form S-1.
Amended effective as of January 1, 2026.

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